FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Jennifer Martinez, 312/822-5167	Marie Hotza, 312/822-4278
Sarah Pang, 312/822-6394	David Adams, 312/822-2183

CNA FINANCIAL ANNOUNCES THIRD QUARTER 2012 RESULTS:
NET OPERATING INCOME OF $216 MILLION, NET INCOME OF $221 MILLION,
OPERATING ROE OF 7.5%
BOOK VALUE PER SHARE OF $46.99,
AN INCREASE OF 4% FROM JUNE 30, 2012
QUARTERLY DIVIDEND OF $0.15 PER SHARE

CHICAGO, October 29, 2012 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2012 results, which included net operating income of $216 million, or $0.80 per share, and net income of $221 million, or $0.82 per share. Property & Casualty Operations combined ratio for the third quarter was 99.7%. Book value per share was $46.99 at September 30, 2012, as compared with $45.34 at June 30, 2012 and $42.66 at December 31, 2011.
CNA Financial also announced declaration of a quarterly dividend of $0.15 per share, payable November 29, 2012 to stockholders of record on November 13, 2012.

	Results for the Three Months Ended September 30 (a)		Results for the Nine Months Ended September 30 (a)
($ millions)	2012	2011 (b)	2012	2011 (b)
Net operating income	$216	$91	$594	$418
Net realized investment gains (losses)	5	(16)	43	2
Net income from continuing operations	221	75	637	420
Net loss from discontinued operations	—	—	—	(1)
Net income	$221	$75	$637	$419
___________________

(a)
References to net operating income (loss), net realized investment gains (losses), net income (loss) from continuing operations and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note N of the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2011 for further discussion of this measure.

(b)
The Company has adjusted its previously reported financial information included herein to reflect a retrospective change in accounting guidance for deferred acquisition costs. Financial information included herein gives effect to this adjustment. For the three and nine months ended September 30, 2011, the impacts of adopting the new accounting standard were no impact and a $5 million decrease in Net operating income and Net income, and no impact and a $0.02 decrease in Earnings per share. Book value per share at December 31, 2011 decreased $0.26.

Diluted Earnings Per Share Attributable to Common Stockholders
	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
	2012	2011	2012	2011
Net operating income	$0.80	$0.34	$2.20	$1.55
Net realized investment gains (losses)	0.02	(0.06)	0.16	0.01
Net income from continuing operations	0.82	0.28	2.36	1.56
Net loss from discontinued operations	—	—	—	—
Net income	$0.82	$0.28	$2.36	$1.56
Net operating income for the third quarter of 2012 increased $125 million as compared with the same period in 2011. Net operating income for our core Property & Casualty Operations increased $134 million. This increase was primarily due to higher net investment income, driven by significantly favorable limited partnership results, and lower catastrophe losses. For the third quarter of 2012, catastrophe losses were $18 million after-tax as compared with $32 million after-tax for the same period in 2011. Our Property & Casualty Operations produced third quarter combined ratios of 99.7% and 99.1% in 2012 and 2011. Excluding the impacts of catastrophe losses and development, the combined ratio improved to 100.7% from 101.0% for the same periods. Net operating results decreased $9 million for our non-core segments, primarily due to unfavorable morbidity in our long term care business.
“We are pleased to report our third quarter results which include a much improved level of earnings and a continuation of favorable rate and retention trends in our core P&C business,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “Our third quarter results reflect the favorable impact of the addition of the newly acquired Hardy group. Hardy’s combined ratio was 85.8% with net earned premium of $64 million.”
Pretax net investment income for the third quarter of 2012 increased $207 million as compared with the same period in 2011, primarily driven by a significant increase in limited partnership investment results.
Net operating income for the nine months ended September 30, 2012 increased $176 million as compared with the same period in 2011. Net operating income for our core Property & Casualty Operations increased $159 million. This increase was primarily due to higher net investment income, driven by favorable limited partnership income, and lower catastrophe losses. For the nine months ended September 30, 2012, catastrophe losses were $80 million after-tax as compared with $133 million after-tax for the same period in 2011. Our Property & Casualty Operations produced combined ratios of 101.1% and 102.3% for the nine months ended September 30, 2012 and 2011. Excluding the impacts of catastrophe losses and development, the combined ratio improved to 101.3% from 101.8% for the same periods. Net operating results improved $17 million for our non-core segments, driven by results in our Life and Group Non-Core segment.
Pretax net investment income for the nine months ended September 30, 2012 increased $188 million as compared with the same period in 2011, primarily driven by a significant increase in limited partnership investment income and an increase in fixed maturity securities income.

Business Operating Highlights
CNA Specialty provides professional and management liability, surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through brokers, independent agencies and managing general underwriters.

•
Net written premiums decreased $27 million, or 4%, for the third quarter of 2012 as compared with the same period in 2011, primarily due to lower new business levels in certain lines, partially offset by continued positive rate achievement. Average rate increased 5% for the third quarter of 2012, as compared with flat average rate for the same period in 2011 for the policies that renewed in each period. Retention of 86% and 87% was achieved in each respective period.

•	Net income increased $58 million and net operating income increased $53 million for the third quarter of 2012 as compared with the same period in 2011, primarily due to higher net investment income.

•
The combined ratio decreased 1.0 point for the third quarter of 2012 as compared with the same period in 2011. The loss ratio decreased 3.0 points, due to the impact of increased favorable net prior year development and an improved current accident year loss ratio. The expense ratio increased 1.2 points, primarily due to the impact of favorable premium development in 2011.

•
CNA Specialty produced third quarter combined ratios of 93.7% and 94.7% in 2012 and 2011. Excluding the impacts of catastrophe losses and development, the combined ratios were 98.6% and 97.3% for the same comparable periods.

CNA Commercial works with an independent agency distribution system and brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.

•
Net written premiums decreased $25 million, or 3%, for the third quarter of 2012 as compared with the same period in 2011. Excluding the impact of First Insurance Company of Hawaii (FICOH), which was sold in the fourth quarter of 2011, net written premiums increased 2%. Average rate increased 8% for the third quarter of 2012, as compared with an increase of 2% for the third quarter of 2011 for the policies that renewed in each period. Retention of 79% was achieved in each respective period.

•
Net income increased $94 million and net operating income increased $78 million for the third quarter of 2012 as compared with the same period in 2011. This increase was primarily due to higher net investment income and lower catastrophe losses. These favorable impacts were partially offset by decreased favorable net prior year development. Furthermore, income tax expense of $22 million was recorded in 2011 due to an increase in the tax rate applicable to the undistributed earnings of FICOH, which was under contract for sale.

•
The combined ratio increased 3.1 points for the third quarter of 2012 as compared with the same period in 2011. The loss ratio increased 1.8 points, primarily due to the impacts of less favorable net prior year development, partially offset by lower catastrophe losses and an improved current accident year non-catastrophe loss ratio. The expense ratio increased 1.4 points, primarily due to higher underwriting expenses and the favorable impact of recoveries in 2011 on insurance receivables written off in prior years.

•
CNA Commercial produced third quarter combined ratios of 106.0% and 102.9% in 2012 and 2011. Excluding the impacts of catastrophe losses and development, the combined ratios were 102.9% and 104.0% for the same periods.

Hardy, a specialized Lloyd's of London (Lloyd's) underwriter, was acquired on July 2, 2012. Through Lloyd's Syndicate 382, Hardy underwrites primarily short-tail exposures in marine and aviation, non-marine property, specialty lines and property treaty reinsurance. The results of Hardy for the period from July 2, 2012 to September 30, 2012 are included in the results of our core property and casualty insurance operations as a separate segment.

•
Net written premiums were $56 million for the third quarter of 2012. Average rate increased 1% for the third quarter of 2012 for the policies that renewed in the period. Retention of 72% was achieved in the period.

•	Net income was $2 million and net operating income was $3 million for the third quarter of 2012. No catastrophe losses were incurred in the period.

•	Hardy produced a third quarter combined ratio of 85.8%. Excluding the impact of development, the combined ratio was 94.7%.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.

•	Net loss increased $7 million for the third quarter of 2012 as compared with the same period in 2011. This increase was primarily due to unfavorable morbidity in our long term care business.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.

•
Net loss increased $1 million for the third quarter of 2012 as compared with the same period in 2011. Results in 2011 benefited from the $10 million impact of a release of a previously established allowance for uncollectible reinsurance receivables arising from a change in estimate.

Segment Results for the Three Months Ended September 30, 2012
($ millions)	CNA Specialty	CNA Commercial	Hardy	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$136	$125	$3	$264	$(22)	$(26)	$216
Net realized investment gains (losses)	—	7	(1)	6	(2)	1	5
Net income (loss) from continuing operations	$136	$132	$2	$270	$(24)	$(25)	$221

Segment Results for the Three Months Ended September 30, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$83	$47	$130	$(14)	$(25)	$91
Net realized investment gains (losses)	(5)	(9)	(14)	(3)	1	(16)
Net income (loss) from continuing operations	$78	$38	$116	$(17)	$(24)	$75

Segment Results for the Nine Months Ended September 30, 2012
($ millions)	CNA Specialty	CNA Commercial	Hardy	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$374	$321	$3	$698	$(38)	$(66)	$594
Net realized investment gains (losses)	12	22	(1)	33	9	1	43
Net income (loss) from continuing operations	$386	$343	$2	$731	$(29)	$(65)	$637

Segment Results for the Nine Months Ended September 30, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$326	$213	$539	$(51)	$(70)	$418
Net realized investment gains (losses)	5	9	14	(5)	(7)	2
Net income (loss) from continuing operations	$331	$222	$553	$(56)	$(77)	$420

Property & Casualty Operations Gross Written Premiums
	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2012	2011	2012	2011
CNA Specialty	$1,211	$1,139	$3,670	$3,348
CNA Commercial	864	882	2,715	2,740
Hardy	87		87
Total P&C Operations	$2,162	$2,021	$6,472	$6,088

Property & Casualty Operations Net Written Premiums
	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2012	2011	2012	2011
CNA Specialty	$723	$750	$2,206	$2,172
CNA Commercial	811	836	2,543	2,544
Hardy	56		56
Total P&C Operations	$1,590	$1,586	$4,805	$4,716

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
CNA Specialty	62.5%	65.5%	63.6%	63.6%
CNA Commercial	70.5%	68.7%	71.3%	74.7%
Hardy	33.3%		33.3%
Total P&C Operations	65.4%	67.2%	67.3%	69.5%

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
CNA Specialty	93.7%	94.7%	95.1%	94.0%
CNA Commercial	106.0%	102.9%	106.8%	109.5%
Hardy	85.8%		85.8%
Total P&C Operations	99.7%	99.1%	101.1%	102.3%

CNA Specialty Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Combined ratio excluding the effect of catastrophe impacts and development-related items	98.6%	97.3%	98.9%	98.0%
Effect of catastrophe impacts	0.5	0.5	0.4	0.5
Effect of development-related items	(5.4)	(3.1)	(4.2)	(4.5)
Combined ratio	93.7%	94.7%	95.1%	94.0%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Combined ratio excluding the effect of catastrophe impacts and development-related items	102.9%	104.0%	103.8%	104.8%
Effect of catastrophe impacts	2.8	5.5	4.7	8.1
Effect of development-related items	0.3	(6.6)	(1.7)	(3.4)
Combined ratio	106.0%	102.9%	106.8%	109.5%

Hardy Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Combined ratio excluding the effect of catastrophe impacts and development-related items	94.7%		94.7%
Effect of catastrophe impacts	—		—
Effect of development-related items	(8.9)		(8.9)
Combined ratio	85.8%		85.8%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Combined ratio excluding the effect of catastrophe impacts and development-related items	100.7%	101.0%	101.3%	101.8%
Effect of catastrophe impacts	1.6	3.1	2.6	4.5
Effect of development-related items	(2.6)	(5.0)	(2.8)	(4.0)
Combined ratio	99.7%	99.1%	101.1%	102.3%

About the Company
Serving businesses and professionals since 1897, CNA is the country's seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 417-8465, or for international callers, (719) 457-2627. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through November 5, 2012 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 8296646. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Financial Measures
In evaluating the results of CNA Specialty, CNA Commercial and Hardy, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.
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